EXHIBIT 23









                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 24, 1994, included in the Annual Report on Form 10-K for the year ended December 31, 1993, of The Cincinnati Gas & Electric Company, into its previously filed Registration Statement Nos. 33-38396, 33-45116, 33-45133, 33-45134, 33-50443 and 33-52335.




ARTHUR ANDERSEN & CO.




Cincinnati, Ohio,
March 15, 1994.